UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2011

LAPIS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-100979	27-0016420
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

70 Kinderkamack Road, Emerson, New Jersey	07630
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (201) 225-0190

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 12, 2011, Lapis Technologies, Inc. (the “Company”) entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) with UTA Capital LLC, a Delaware limited liability company (“UTA”), pursuant to which UTA agreed to lend to the Company up to $6,000,000 of secured debt.

Under the Purchase Agreement, UTA agreed to purchase at the initial closing (the “Initial Closing”) a 30-month, secured promissory note in the principal amount of $3,000,000 (the “First Note”). The First Note will bear interest at a rate of 8% per annum and principal will be due to be repaid in three equal principal payments of $1,000,000 each, on each of the first and second anniversaries of its issuance and on the maturity date. Net proceeds from the sale of the First Note are to be used as working capital for the Company and its subsidiaries. UTA also agreed to purchase a 27-month, secured promissory note in the principal amount of $3,000,000 (the “Second Note”) at the second closing (the “Second Closing”), which closing is to occur not later than nine months after the Initial Closing, subject to the closing conditions set forth Purchase Agreement. The First Note and the Second Note will be secured by the pledge of certain of the assets of the Company and its subsidiaries and will be identical other than their duration.

The Company also agreed to issue to UTA upon the Initial Closing a warrant (the “First Warrant”) to purchase up to 952,227 shares of common stock, par value $0.001 (the “Common Stock”), representing, as of the date of the Initial Closing, 12% of outstanding shares of Common Stock on a fully diluted basis.  Upon the Second Closing, the Company agreed to issue to UTA a second warrant (the “Second Warrant” and, together with the First Warrant, the “Warrants”) to purchase that number of shares of Common Stock in order that the Warrants, and any shares of Common Stock issued upon exercise of the First Warrant, represent 12% of the outstanding shares of Common Stock on a fully diluted basis as of the Second Closing.  The Company will grant to UTA certain demand and “piggy back” registration rights in respect of the shares underlying the Warrants, as set forth in the Purchase Agreement.

The Company has made customary representations and warranties in the Purchase Agreement, and the obligations of each of the parties to consummate the transactions contemplated thereby are subject to the closing conditions set forth therein.  The Company has agreed to customary covenants and that within four months following the Initial Closing, the Company will satisfy the corporate governance requirements under Nasdaq Marketplace Rules 5605 and Rule 5610 as if the Common Stock were listed on the Nasdaq Stock Market.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is attached hereto as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Description

10.1	Note and Warrant Purchase Agreement, dated as of July 12, 2011, by and between the Company and UTA Capital LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAPIS TECHNOLOGIES, INC.

Dated: July 18, 2011	By:	/s/ David Lucatz
		Name:	David Lucatz
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Note and Warrant Purchase Agreement, dated as of July 12, 2011, by and between the Company and UTA Capital LLC